Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Pricing of Maximum Tender Offers

WOONSOCKET, RI, August 21, 2019 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the applicable Reference Yields and Total Consideration (each as summarized in the tables below) to be paid in connection with the previously announced cash tender offers (the “Maximum Tender Offers,” and each a “Maximum Tender Offer”) for (1) up to $723,339,000 aggregate principal amount (the “2020 Notes Maximum Tender Offer Amount”) of its Floating Rate Notes due 2020 (the “2020 Floating Rate Notes”) and its 2.800% Senior Notes due 2020 (collectively, the “2020 Maximum Tender Offer Notes”) and (2) up to $961,648,000 aggregate principal amount (the “2021 Notes Maximum Tender Offer Amount”, and together with the 2020 Notes Maximum Tender Offer Amount, the “Maximum Tender Offer Amounts”) of its 3.350% Senior Notes due 2021, its Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”, and together with the 2020 Floating Rate Notes, the “Floating Rate Notes”) and its 2.125% Senior Notes due 2021 (collectively, the “2021 Maximum Tender Offer Notes” and together with the 2020 Maximum Tender Offer Notes, the “Maximum Tender Offer Notes”).

The applicable Reference Yield for the Maximum Tender Offer Notes other than the Floating Rate Notes and the Total Consideration for the Maximum Tender Offer Notes are summarized in the tables below:

2020 Maximum Tender Offer Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Acceptance Priority Level(1)	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(2)	Reference Yield	Total Consideration
Floating Rate Notes due 2020	126650DB3	CVS Health Corporation	$1,000,000,000	1	N/A	N/A	N/A	$30	N/A	$1,005.00
2.800% Senior Notes due 2020	126650CJ7	CVS Health Corporation	$2,750,000,000	2	1.500% UST due 06/15/2020	PX3	20	$30	1.800%	$1,006.51
2021 Maximum Tender Offer Notes:
Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Acceptance Priority Level(1)	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(2)	Reference Yield	Total Consideration
3.350% Senior Notes due 2021	126650DC1	CVS Health Corporation	$3,000,000,000	1	1.750% UST due 07/31/2021	PX1	40	$30	1.532%	$1,022.24
Floating Rate Notes due 2021	126650DD9	CVS Health Corporation	$1,000,000,000	2	N/A	N/A	N/A	$30	N/A	$1,006.50
2.125% Senior Notes due 2021	126650CT5	CVS Health Corporation	$1,750,000,000	3	1.750% UST due 07/31/2021	PX1	45	$30	1.532%	$1,004.02

(1)

Subject to each of the Maximum Tender Offer Amounts and proration, the principal amount of each series of Maximum Tender Offer Notes that is purchased in each of the Maximum Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Per $1,000 principal amount of Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.

The Maximum Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 8, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a more detailed description of the Maximum Tender Offers. Copies of the Offer to Purchase are available at www.dfking.com/cvs. The Maximum Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Maximum Tender Offer Notes.

The Total Consideration for each $1,000 principal amount of the Maximum Tender Offer Notes other than the Floating Rate Notes was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread set forth in the tables above plus the yield to maturity of the applicable UST Reference Security set forth in the tables above on the bid-side price of such UST Reference Security as of 10:00 a.m., New York City time, on August 21, 2019.

Maximum Tender Offer Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 21, 2019 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration for the Maximum Tender Offer Notes, which includes the Early Tender Payment. The Maximum Tender Offer Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on September 5, 2019 (the “Maximum Tender Offer Expiration Date”) will be eligible to receive the applicable tender offer consideration, namely the applicable Total Consideration minus the Early Tender Payment specified in the tables above.

The settlement date for the Maximum Tender Offer Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be August 23, 2019, the second business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for the Maximum Tender Offer Notes validly tendered after the Early Tender Date but at or prior to the Maximum Tender Offer Expiration Date and accepted for purchase is expected to be September 9, the second business day after the Maximum Tender Offer Expiration Date (the “Final Settlement Date” and together with the Early Settlement Date, each a “Settlement Date”), if either or both of the Maximum Tender Offer Amounts of applicable Maximum Tender Offer Notes is not purchased on such Early Settlement Date.

In addition to the Total Consideration for the Maximum Tender Offer Notes, Holders of the Maximum Tender Offer Notes accepted for purchase on the Early Settlement Date will receive accrued and unpaid interest (“Accrued Interest”) on those Maximum Tender Offer Notes from the last interest payment date with respect to those Maximum Tender Offer Notes to, but not including, the Early Settlement Date.

Holders who tender their Maximum Tender Offer Notes at or prior to 5:00 p.m., New York City time, on August 21, 2019 (such date and time, as it may be extended, the “Maximum Tender Offer Withdrawal Deadline”) may withdraw such tendered Maximum Tender Offer Notes at any time at or prior to the Maximum Tender Offer Withdrawal Deadline. Following the Maximum Tender Offer Withdrawal Deadline, Holders who have tendered their Maximum Tender Offer Notes (whether before, on or after the Maximum Tender Offer Withdrawal Deadline) may not withdraw such Maximum Tender Offer Notes unless CVS Health is required to extend withdrawal rights under applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Maximum Tender Offers at any time prior to the Maximum Tender Offer Expiration Date. The Maximum Tender Offers are not conditioned on any minimum principal amount of Maximum Tender Offer Notes being tendered but the Maximum Tender Offers are subject to a financing condition and certain other general conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 406-2283 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-2995 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

3